Exhibit 3.2.103

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS LINCOLN THEATRE HOLDING CORP.

FIRST: The name of the corporation is Loews Lincoln Theatre Holding Corp.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on March 3, 1953.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article II of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of New York.

FIFTH: The Board of Directors of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, Loews Lincoln Theatre Holding Corp. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi
Senior Vice President & Corporate Counsel

CERTIFICATE OF INCORPORATION

OF

ORPHEUM-86 ST. CORPORATION

Pursuant to Article Two of the Stock Corporation Law

ARTICLE I. The corporate name is ORPHEUM-86 ST. CORPORATION.

ARTICLE II. The purposes for which the corporation is formed are:-

To purchase or otherwise acquire, erect, sell, lease, deal in and operate theatres and to maintain and operate other amusement enterprises of all kinds; to buy, rent, sell, manufacture, exhibit, deal in and with moving picture films.

To purchase or otherwise acquire real estate and leaseholds or any interest therein, in addition to such as may be necessary for the purpose hereinbefore expressed and to own, hold or improve, lease, sell and deal in the same.

To purchase or otherwise acquire real and personal property of any and all kinds that may be lawfully acquired and held by a business corporation and in particular, lands, leaseholds, shares of stock, mortgages, bonds, debentures and other securities, merchandise, book debts and claims,

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copyrights, manuscripts, trademarks, tradenames, brands, labels, patents,              and patent rights, licenses, grants and commissions and any interest in real and personal property.

To enter into, make, perform and carry out contracts of every kind which a corporation organized under the business corporation law may enter into, and for any lawful purpose with any firm, person, association or corporation.

To make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, mortgages and other obligations from time to time for the purchase of property or any purpose in or about the business of the company, and to secure the payment of any such obligation by mortgage, pledge, deed of trust or otherwise.

To purchase, hold and reissue shares of its capital stock in the manner and to the extent permitted by the laws of the State of New York.

To conduct and transact business in any of the states, territories, colonies or dependencies of the United States and in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage and convey real and personal property without limit as to amount, but always subject to local laws.

The foregoing clauses shall be construed both as objects and powers, and it is hereby provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

To do all and every thing necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either along or associated with other corporations, firms or individuals, and to do any other act or acts, thing or things incidental or pertaining to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof, provided the same be not inconsistent with the law under which this corporation is organized.

ARTICLE III. (a) The total number of shares that may be issued by the corporation is two hundred (200).

(b) None of these shares shall have a par value.

(c) The total number of shares which are to be without par value is two hundred (200).

(d) The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value plus the aggregate amount of consideration received by the corporation for the issuance of shares without par value plus such amounts as from time to time by resolution of the Board of Directors may be transferred thereto.

ARTICLE IV. Subject to the litigations provided by statute, the Board of Directors is authorized:

To make, alter and amend the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation subject to the consent of stockholders whenever required by statute.

The company may use and apply its surplus earnings and accumulated profits to the purchase or acquisition of property and to the purchase or acquisition of its own capital stock from time to time and to such extent and in such manner and upon such terms as the Board of Directors shall determine.

Subject to the foregoing provisions the by-laws may prescribe the number of directors to constitute a quorum at their meetings, and such number may be less than a majority of the whole number.

The company reserves the right to amend, alter, change or repeal any provision of this certificate contained in the manner now or hereafter prescribed by statute for the amendment of the certificate of incorporation.

ARTICLE V. The Secretary of State is designated as the agent of the corporation upon whom process in any action or proceeding against it may be served.

The principal office of the company is to be located in the Borough of Manhattan, County of New York, State of New York, and the address to which the Secretary of State shall mail copy of process in any action or proceeding against the corporation which may be served upon him, is No. 1540 Broadway in the Borough of Manhattan, City of New York.

ARTICLE VI. The duration of the company is to be perpetual.

ARTICLE VII. The number of its directors is to be three. The directors need not be stockholders unless the by-laws of the corporation shall so require. The names and post office addresses of its directors until the first annual meeting of the corporation are as follows :-

NAMES	POST OFFICE ADDRESSES
SHIRLEY BLOCH	1540 Broadway
Borough of Manhattan
City of New York

ROSANNE DEMO	1540 Broadway
Borough of Manhattan
City of New York

HELEN STEINBERG	1540 Broadway
Borough of Manhattan
City of New York

ARTICLE VIII. The names and post office addresses of each of the subscribers of this certificate of incorporation and the statement of the number of shares which each agrees to take in the corporation are as follows :-

NAMES	POST OFFICE ADDRESSES	NO. OF SHARES
SHIRLEY BLOCH	1540 Broadway	1
	Borough of Manhattan
	New York City

ROSANNE DEMO	1540 Broadway	1
	Borough of Manhattan
	New York City

HELEN STEINBERG	1540 Broadway	1
	Borough of Manhattan
	City of New York

ARTICLE IX. All of the subscribers of the certificate of incorporation are of full age, at least two-thirds of them are citizens of the United States and at least one of said persons named as a director is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made and subscribed this certificate in triplicate this 5th day of February, 1953.

/s/ SHIRLEY BLOCH	(L.S.)

/s/ ROSANNE DEMO	(L.S.)

/s/ HELEN STEINBERG	(L.S.)

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STATE OF NEW YORK	)
CITY OF NEW YORK	)	ss. :
COUNTY OF NEW YORK	)

On this 5th day of February, 1953, before me personally came SHIRLEY BLOCH, ROSANNE DEMO and HELEN STEINBERG, to me known and known to me to be the individuals described in and who executed the foregoing Certificate of Incorporation and they severally duly acknowledged to me that they executed the same.

/s/ Illegible
_________________ _____________ New York _________________ _______________ County _____________ Co. Reg. N.Y. Co. ___, N.Y. Co. Reg. Commission Expires March 30, 1954

CERTIFICATE OF INCORPORATION

OF

ORPHEUM-86 ST. CORPORATION

Pursuant to Article Two of the Stock Corporation Law

STATE OF NEW YORK DEPARTMENT OF STATE

FILED	MAR 3 – 1953

TAX	$10

FILING FEE	$40

/s/ Illegible
Secretary of State

By	/s/ Illegible

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

ORPHEUM-86 ST. CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

WE, the undersigned, being the holders of record of all the outstanding shares of Orpheum-86 St. Corporation entitled to vote on a change in the number of directors, do hereby certify as follows :

1. The name of the corporation is ORPHEUM-86 ST. CORPORATION.

2. The Certificate of Incorporation was filed in the office of the Department of State on the 3rd day of March, 1953.

3. The Certificate of Incorporation of this corporation is hereby amended, as authorized in subdivision 2 of Section 35 of the Stock Corporation Law to change the number of directors to not less than four nor more than eight.

4. To accomplish such change in the number of directors, the first sentence of Article VII of the Certificate of Incorporation of this corporation is hereby amended to read as follows :

“The number of directors of the corporation shall not be less than four nor more than eight.”

IN WITNESS WHEREOF we have made and subscribed this Certificate this 30th day of June 1954.

LOEW’S INCORPORATED

[SEAL]	BY	/s/ Illegible
Vice President

BY

STATE OF NEW YORK	)
	)	SS. :
COUNTY OF NEW YORK	)

On this 30th day of June 1954, before me personally came JOSEPH R. VOGEL, to me known, who, being by me duly sworn, did depose and say that he resides at No. 888 Park Avenue, New York City; that he is the Vice President of Loew’s Incorporated, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

/s/ MORRIS SHER
MORRIS SHER
Notary Public, State of New York No. 24-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 1956

STATE OF NEW YORK	)
	)	SS. :
COUNTY OF NEW YORK	)

LEOPOLD FRIEDMAN being duly sworn deposes an says : That he is the Secretary of Orpheum-86 St. Corporation; that the persons who executed the foregoing Certificate of Increase of the numbers of directors of Orpheum-86 St. Corporation constitute the holders of record of all outstanding shares of said corporation entitled to vote with relation to the proceedings provided for in the Certificate.

Subscribed and sworn to before me this 30th day of June 1954.

/s/ MORRIS SHER	/s/ Illegible
MORRIS SHER
Notary Public, State of New York No. 24-8964200, Qualified in Kings Co. Cert. Filed in New York County Commissions Expires March 30, 1956

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

ORPHEUM - 86 ST. CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

THE UNDERSIGNED, holder of record of all of the outstanding shares of ORPHEUM-86 ST. CORPORATION entitled to vote with relation to the proceedings provided for in this Certificate, does hereby certify as follows:

1. The name of the corporation is ORPHEUM-86 ST. CORPORATION.

2. The Certificate of Incorporation of said corporation was filed in the office of the Secretary of State on the 3rd day of March, 1953.

3. The Certificate of Incorporation is hereby amended to effect a change authorized in subdivision 2 of Section 35 of the Stock Corporation Law to ____ to provide that the number of directors shall be not less than three nor more than ten.

4. To accomplish the amendment the provision of the Certificate of Incorporation as amended by a Certificate of Amendment filed on the 24th day of August, 1954 fixing the number of directors, is hereby further amended to read as follows:

“The number of directors of the corporation shall be not less than three nor more than ten.”

IN WITNESS WHEREOF, the undersigned has subscribed and acknowledged this Certificate this 5th day of April, 1957.

LOEW’S INCORPORATED

BY:	/s/ CHARLES C. MOSKOWITZ
Charles C. Moskowitz, Vice-Pres.

[SEAl]

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

On this 5th day of April, 1957, before me personally came CHARLES C. MOSKOWITZ to me known, who being by me duly sworn, did depose and say that he resides at 8245 Beverly Road, Kew Gardens, L.I., N.Y.; that he is the Vice-President of LOEW’S INCORPORATED, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; that he signed his name thereto by like order.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC, STATE OF NEW YORK
NO. 30-0410200
TERM EXPIRES MARCH 30, 1959

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

ARCHIE WELTMAN being duly sworn, deposes and says:

That he is the Secretary of ORPHEUM-86 ST. CORPORATION; that LOEW’S INCORPORATED which executed the foregoing Certificate of Amendment is the holder of record of all outstanding shares of ORPHEUM-86 ST. CORPORATION entitled to vote with relation to the proceedings provided for in said Certificate.

/s/ ARCHIE WELTMAN
ARCHIE WELTMAN

Subscribed and sworn to before me this 5th day of April, 1957.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC, STATE OF NEW YORK
NO. 30-0410200
TERM EXPIRES MARCH 30, 1959

F911212000354

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ORPHEUM - 86 ST. CORPORATION

Under Section 805 of the Business

Corporation Law

Pursuant to the provisions of Section 805 of the Business Corporation Law, the Undersigned hereby certifies:

FIRST: That the name of the corporation is Orpheum - 86 St. Corporation.

SECOND: That the Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on the 3rd day of March 1953.

THIRD: That the amendment to the Certificate of Incorporation effected by this Certificate is as follows: to change the name of the corporation.

To accomplish the foregoing amendment. Article I of the Certificate of Incorporation of the corporation relating to the corporate name, is hereby amended to read as follows:

“ARTICLE I: The name of the corporation is Loews Lincoln Theatre Holding Corp.”

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FOURTH: That the amendment of the Certificate of Incorporation was authorized by the vote at a meeting of the Board of Directors, followed by the written consent of the sole shareholder of the Corporation.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 18th day of November, 1991.

ORPHEUM - 86 ST. CORPORATION and LTM NEW YORK, INC. (its sole shareholder)

By:	/s/ SEYMOUR H. SMITH
SEYMOUR H. SMITH Vice President, Secretary

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F020322000336

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Loews Lincoln Theatre Holding Corp,

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Loews Lincoln Theatre Holding Corp.

2.	The certificate of incorporation of said corporation was filed by the Department of State on March 3, 1953, under the name Orpheum-86 St. Corporation.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40513, confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002.

Dated: March 21, 2002

Loews Lincoln Theatre Holding Corp.

By:	/s/ BRYAN BERNDT
Bryan Berndt Vice President, signing pursuant to the Bankruptcy Court order and in accordance with section 808 of the NY Business Corporation Law.

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